Exhibit 10.4
ABM INDUSTRIES INCORPORATED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
PLAN DOCUMENT AS AMENDED AND RESTATED JUNE 3, 2008

Preamble
          This plan is an unfunded arrangement for a select group of management or highly-compensated personnel of ABM Industries Incorporated (“ABM”) and its subsidiaries. All rights under this Plan shall be governed by and construed in accordance with the laws of the State of California.
ARTICLE I
DEFINITIONS
          Section 1.01 Section 1.01.
               (a) “ABM” means ABM Industries Incorporated, a Delaware corporation, its Subsidiaries and its corporate successors.
               (b) “Administrative Committee” means the committee of persons designated by the Compensation Committee with authority to manage and administer the operation of the Plan.
               (c) “Beneficiary” means the person, institution or trust designated by the Participant pursuant to 3.05 below to receive the Participant’s interest in the Plan after the Participant’s death.
               (d) “Code” means the Internal Revenue Code of 1986, as amended.
               (e) “Compensation Committee” means the Compensation Committee of the Board of Directors of ABM Industries Incorporated.
               (f) “Fiscal Year” or “Year” (unless otherwise specified) means ABM’s fiscal year as now constituted or as it may be changed hereafter from time to time.
               (g) “Participant” means an employee of ABM, or of a Subsidiary, designated by the Administrative Committee for participation in the benefits of the Plan, or a person who was such at the time of his resignation, termination, retirement or death and who retains, or whose Beneficiaries obtain, benefits under the Plan in accordance with its terms.

               (h) “Payment Event” means a Participant’s Retirement or in the event of earlier resignation, termination or death, the date the Participant attains or would have attained age 65.
               (i) “Plan” means this Supplemental Executive Retirement Plan as it may be amended from time to time.
               (j) “Retirement” means separation from service (within the meaning of Code Section 409A) at or after attaining age 65.
               (k) “Supplemental Benefit” means the total amount allocated to the benefit of a Participant under the Plan.
               (l) “Subsidiary” means a company of which ABM owns, directly or indirectly, at least a majority of the shares having voting power in the election of directors.
ARTICLE II
DESIGNATION OF PARTICIPANTS AND ALLOCATION OF TOTAL FUND
          Section 2.01 The Administrative Committee shall at least once in each Fiscal Year irrevocably specify:
               (a) The name of each employee who shall be entitled to participate in the Plan for such Year; and
               (b) The amount to be allocated for the benefit of each Participant for such Year.
          Effective December 31, 2002, there shall be no new Participants in the Plan and designations by the Administrative Committee shall be limited to allocations to active employees of ABM who are participants in the Plan.
          Section 2.02 The amount to be allocated for the benefit of each Participant shall be determined in accordance with the terms of the most recent Grant Certificate in existence for each Participant, which Grant Certificates have been approved by the Administrative Committee. The Administrative Committee shall report to the Compensation Committee the amounts allocated and Participants for such Year.

ARTICLE III
FUTURE PAYMENTS
          Section 3.01 The Administrative Committee shall cause an accrual account to be kept in the name of each Participant and each Beneficiary of a deceased Participant. The accrual account shall reflect the value of the Supplemental Benefits payable to such Participant or Beneficiary under the Plan.
          Section 3.02 Until and except to the extent that Supplemental Benefits hereunder are distributed to the Participants or Beneficiaries from time to time in accordance with orders of the Administrative Committee, the interest of each Participant and Beneficiary herein is that of a general creditor of ABM and is contingent on and subject to forfeiture as provided in Section 3.06. Title to and beneficial ownership of any assets, whether cash or investments, which ABM may set aside or accrue to meet its obligations hereunder, shall at all times remain the property of ABM. No Participant or Beneficiary shall under any circumstances acquire any property interest in any specific assets of ABM.
          Section 3.03 Upon resignation, termination, Retirement or death of a Participant, the value of the Supplemental Benefits payable to such Participant or Beneficiary shall be determined with reference to the accrual account maintained for such Participant.
          Section 3.04 Payment of the amount allocated to a Participant shall be deferred until the occurrence of a Payment Event. If the Participant dies before receiving any or all of the payments due the Participant, any remaining amount shall be paid, but not before the Participant would have reached age 65, to the Beneficiary. After determining the value of the Supplemental Benefit for a Participant entitled to payment, the Administrative Committee shall arrange to pay 1/120th of the value of the account to the Participant or Beneficiary each month for a period of 10 years from the date of the Payment Event, subject to Section 5.01 of this Plan. There shall be no gains or losses allocated to the account during the 10 year period of payment.
          Section 3.05 Each Participant shall have the right to designate a Beneficiary or Beneficiaries who are to succeed to his right to receive future payments hereunder in the event of his death. In case of a failure of designation or the death of a designated Beneficiary without a designated successor, distribution shall be made to the Participant’s estate or trust, if a trust for such purpose is in existence. No designation of Beneficiary shall be valid unless in writing signed by the Participant, dated, and filed with the Administrative Committee. Beneficiaries may be changed without consent of any prior Beneficiaries.
          Section 3.06 The right of a Participant or Beneficiary to receive future payments hereunder shall be vested at all times; provided, however, that such right shall be forfeited immediately upon the occurrence of either of the following events: If the Participant is discharged from employment by ABM or a subsidiary for acts which, in the opinion of the ABM, constitute embezzlement of corporate funds or if, following the Participant’s termination of employment, it is determined that he or she has embezzled corporate funds.
          Section 3.07 Nothing contained herein shall be deemed to create a trust of any kind for the benefit of any Participant or Beneficiary, or create any fiduciary relationship. Funds accrued hereunder shall continue for all purposes to be a part of the general funds of ABM, and no person other than ABM shall, by virtue of the provisions of this Plan, have any interest in such funds. To the extent that any person acquires a right to receive payments from ABM under this Plan, such right shall be no greater than the right of any unsecured general creditor of ABM.
          Section 3.08 The adoption of this Plan shall not confer upon any employee of ABM or any of its subsidiaries or Participant any right to continued employment, nor shall it interfere in any way with the right of ABM or any of its Subsidiaries to terminate the employment or change the compensation of any of its employees at any time.
ARTICLE IV
ADMINISTRATION
          Section 4.01 The books and records to be maintained for the purpose of the Plan shall be maintained by the officers and employees of ABM at its expense and subject to the supervision and control of the Administrative Committee. ABM shall pay all expenses of administering the Plan.
          Section 4.02 To the extent permitted by law, the right of any Participant or any Beneficiary in any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or Beneficiary; and any such benefit or payment shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance. In the event that the Plan is presented with an appropriate order from a family court or other court of competent jurisdiction dividing the right to benefits under this Plan or to receiving continuing payments under this Plan between the Participant and the Participant’s spouse, the Administrative Committee shall establish such accounts and sub-accounts and make arrangement for such payments as the order may require. In no event shall the Plan be required to pay a benefit in a greater amount or earlier than would otherwise be required by the Plan for payments to the Participant.
          Section 4.03 No member of the Compensation Committee or the Administrative Committee and no officer or employee of ABM shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct; nor shall ABM be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of ABM.

          Section 4.04 The Administrative Committee shall establish procedures for handling claims for benefits under the Plan and appeals from denied claims.
ARTICLE V
CONDITIONS TO PAYMENT; CODE SECTION 409A
          Section 5.01 Notwithstanding anything contained herein to the contrary, a Participant shall not be considered to have terminated employment with the Company for purposes of the Plan and no payments shall be due to a Participant under Section 3 of the Plan unless the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Code Section 409A. To the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following a Payment Event shall instead be paid on the first business day after the date that is six months following the occurrence of such Payment Event (or upon the Participant’s death, if earlier).
ARTICLE VI
AMENDMENT OF PLAN
          Section 6.01 The Compensation Committee, or to the extent provided below, the Administrative Committee may at any time modify or amend any or all of the provisions of the Plan. The Administrative Committee may amend the Plan to bring the Plan into compliance with applicable law or, to make such other changes as the Administrative Committee deems desirable, provided that such changes do not materially increase the cost of the Plan to ABM or take the Plan out of compliance with applicable law; and provided further that the Committee may not admit new participants to the plan or amend this Section 6.01.
          Section 6.02 Notice of every such amendment shall be given in writing to each Participant and Beneficiary of each deceased Participant.

ARTICLE VII
ENTIRE AGREEMENT
          This Supplemental Executive Retirement Plan Document and the most recently dated Grant Certificate delivered to a Participant and properly signed by an officer of ABM, shall supersede all prior plans, documents, agreements, offers, contracts or clauses, whether designated as “Executive Retirement”, “Post Employment Consultancy” or by any other term, which refer to the benefit of such Participant which is the subject matter of this Plan Document.
Encls: SERP Grant Certificate
SERP Designation of Beneficiary Form
ABM Industries Incorporated
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
DESIGNATION OF BENEFICIARY
It is important that each Participant in the Company’s Supplemental Executive Retirement Plan (SERP) designate a beneficiary for the payment of Plan benefits in the event of the Participant’s death prior to a full distribution of benefits.
Please return a copy of this completed Designation of Beneficiary form to ABM Industries, Attn: Executive Compensation Administrative Committee, 160 Pacific Avenue, San Francisco, California 94111.
This form should be promptly updated by the Participant whenever there is a change of address or designated beneficiary.
SECTION I: PERSONAL INFORMATION
Name                                                                                              Spouse’s Name
SSN:                                                                                               Company/Location
Home Address                                                                                City/State/Zip
SECTION II: DESIGNATION OF BENEFICIARY

Pursuant to the terms and conditions of the Plan, I hereby designate the following as my beneficiary(ies), to whom any benefits I may then have in the Plan may be paid upon my death. This designation supersedes any prior beneficiary designation made by me with respect to these benefits.
Primary: I name the following person(s) or entity(ies) as my Primary Beneficiary(ies):
Name:                                                                                                      SSN
Address
Name:                                                                                                      SSN
Address
Secondary: If my Primary beneficiary(ies) is (are) unable to receive this distribution, I Name the following Secondary person(s) or entity(ies) as my Secondary Beneficiary(ies):
Name:                                                                                                      SSN
Address

Name:                                                                                                      SSN
Address
I HEREBY CERTIFY THAT THE ABOVE INFORMATION IS TRUE AND CORRECT. THE COMPANY, PLAN ADMINISTRATIVE COMMITTEE AND ANY OTHER PERSONS ASSOCIATED WITH THE ADMINISTRATION OF THE PLAN ARE ENTITLED TO RELY ON THIS DOCUMENT AND SHALL BE FREE OF LIABILITY FOR ANY ACTION TAKEN UNDER THE PRO VISIONS OF THE PLAN AND IN RELIANCE ON THIS DOCUMENT.

Participant’s Signature/Date	Spouse’s Signature/Date

Witness to Signatures: